Exhibit 16.1

March 25, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 25, 2021 of Pluristem Therapeutics Inc. and are in agreement with the statements contained in the second, third and fourth of Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel March 25, 2021	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global